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                                                                     EXHIBIT 2.6

                           SHAREHOLDER ACKNOWLEDGEMENT

         THIS ACKNOWLEDGEMENT dated the ____ day of ___________, 1998 by DAVID
L. TURNEY and CLAUDE ROBINSON, shareholders of Robinson Turney International,
Inc.

         With respect to the Agreement and Plan of Reorganization by and among Robinson Turney International, Inc, Digital Recorders, Inc., and Digital Recorders Acquisition, Inc. (the "Agreement"), the undersigned acknowledge:

         (i) That he knows or has had the opportunity to acquire all information concerning the business affairs, financial condition, plans and prospects of Digital Recorders, Inc. that he deems relevant to make a fully informed decision respecting the acquisition of the Digital Recorders, Inc. shares;

         (ii) That he has been encouraged and has had the opportunity to rely upon the advice of legal counsel and accountants and other advisers with respect to the acquisition of the Digital Recorders, Inc. shares; and

         (iii) That he has had the opportunity to ask such questions and receive such answers and information respecting, among other things, the business, affairs, financial condition, plans and prospects of Digital Recorders, Inc. and the terms and conditions of the acquisition of the Digital Recorders, Inc. shares as he has requested so as to more fully understand his investment.

         Without limiting the foregoing, the undersigned acknowledges that he has been provided complete copies of all of the information identified on
Schedule 3.2(g) of said Agreement.

         IN WITNESS WHEREOF, this Shareholder Acknowledgement has been executed the day and year first above written.


                                                                          (SEAL)
                                             -----------------------------
                                             DAVID L. TURNEY

                                                                          (SEAL)
                                             -----------------------------
                                             CLAUDE ROBINSON